UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 26, 2012

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27265 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 2.02	Results of Operations and Financial Condition.

On July 26, 2012, Internap Network Services Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this or such filing. The information in this report, including the exhibit hereto, shall be deemed to be “furnished” and therefore shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2012, the Company announced the appointment of Kevin M. Dotts as Chief Financial Officer, effective August 30, 2012. In connection with Mr. Dotts commencement of employment, John D. Maggard, the Company’s Interim Chief Financial Officer, will resume his prior role as Vice President and Controller.

Mr. Dotts, 48, has 25 years of financial leadership positions covering a diverse set of industries including telecommunications and internet services, energy, broadcast and cable media, and other operations and global distribution experience in both the business-to-business and business-to-consumer space. Mr. Dotts began his career at General Electric Company in 1987 and served in increasingly senior financial roles during his 15 years of tenure, including leadership positions at GE Plastics Europe (Financial Planning and Analysis Manager), GE Plastics Americas (Finance Manager), NBC Corporate (Vice President, Financial Planning and Analysis) and GE Energy Parts (Chief Financial Officer). A graduate of General Electric’s Financial Management Program, Mr. Dotts was a leader of the General Electric Corporate Audit Staff.  In 2002, Mr. Dotts joined EarthLink, Inc. and served as Vice President Finance until 2004, at which time he was promoted to Chief Financial Officer, a position he held until 2009.  During his tenure at Earthlink, Mr. Dotts led all financial operations and investor relations, corporate development, real estate and facilities, corporate sourcing and its data warehousing organization.  In 2009, Mr. Dotts joined Gas Turbine Efficiency PLC, a global energy technology development company. Since 2011, Mr. Dotts has served as Executive Vice President and Chief Financial Officer of Culligan International Company. Mr. Dotts is an Advisory Board member of the Atlanta CFO Roundtable (Terry College of Business, University of Georgia) and Emerge Scholarships, and received his B.S. in Finance and Computer Information Systems from Drexel University.

Mr. Dotts will receive (1) an annual base salary of $310,000, (2) an option to purchase 70,000 shares of the Company’s common stock at a purchase price equal to the closing price on the grant date, 25% of which will vest on the first anniversary of the grant date and the remainder to vest in 36 equal monthly installments thereafter, (3) a grant of 100,000 shares of restricted stock, which will vest in four equal annual installments, (4) an annual incentive bonus based upon criteria established by the Company’s Board of Directors at a target level of 65% of base salary and a maximum level of 130% of base salary, with a guaranteed payment for 2012 equal to the “target” amount prorated based on salary earned in 2012, and (5) customary benefits including paid time off.

Mr. Dotts also will be a party to an Employment Security Agreement (the “ESA”), which provides certain benefits in the event Mr. Dotts’ employment is terminated, either in connection with or unrelated to a change in control of the Company. Upon a qualifying termination (as defined in the ESA), other than during a protection period (also as defined in the ESA), Mr. Dotts will receive severance equal to his then-current base salary. Upon a qualifying termination during a protection period (generally, in the event of a change-in-control related termination), Mr. Dotts will receive 1 times his then-current base salary plus his maximum bonus under the bonus plan established by the Board of Directors for the year in which the termination occurs, and all of his unvested equity-based awards will vest.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Security Agreement, signed July 26, 2012 and effective August 30, 2012.

99.1	Press Release dated July 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: July 26, 2012	By:	/s/ J. Eric Cooney
J. Eric Cooney
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Security Agreement, signed July 26, 2012 and effective August 30, 2012.

99.1	Press Release of the Company dated July 26, 2012.